Exhibit 10.4

FEI COMPANY

STOCK OPTION AGREEMENT

Non-Statutory Stock Option

This STOCK OPTION AGREEMENT (the “Agreement”) is made between FEI Company, an Oregon corporation (the “Company”) and «Name» (the “Optionee”), pursuant to the Company’s 1995 Stock Incentive Plan, as amended (the “Plan”). The Company and the Optionee agree as follows:

1. Option Grant. The Company hereby grants to the Optionee on the terms and conditions of this Agreement and the Plan the right and the option (the “Option”) to purchase all or any part of «Totalshares» shares of the Company’s Common Stock at a purchase price of «Price» per share. The terms and conditions of the Option grant set forth in attached Exhibit A are hereby incorporated into and made a part of this Agreement. Subject to Section 15 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. Grant Date. The Grant Date for this Option is «Date». The Option shall continue in effect until the date seven years after the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Sections 1, 4 or 5 of Exhibit A. The Option is not exercisable after the Expiration Date.

3. Time of Exercise of Option. The Option will become exercisable as follows:

Date	Percentage of Option Becoming Exercisable

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the Grant Date written above.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company (the “Board”) or its delegate made in good faith upon any questions relating to the Plan and this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	FEI Company

By:
[signature]	Title:

Address: 5350 NE Dawson Creek Drive

Hillsboro, Oregon 97124

Optionee’s Social Security Number:
«SocSec»

FEI COMPANY

EXHIBIT A TO STOCK OPTION AGREEMENT

1. Termination of Employment or Service.

1.1 Unless otherwise determined by the Board, if the Optionee’s employment by or service with the Company terminates for any reason other than because of physical disability or death, the Option may be exercised at any time prior to the Expiration Date or the expiration of 90 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

1.2 If the Optionee’s employment by or service with the Company terminates because of death or physical disability (as defined in Section 6(a)(iv)(B) of the Plan), the Option may be exercised at any time prior to the Expiration Date or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination. If the Optionee’s employment or service is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

2. Method of Exercise of Option.

2.1 Unless the Board determines otherwise, to exercise the Option, the Optionee must give written notice to the Company stating the Optionee’s intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the Option the date on which the Optionee desires to complete the transaction, and such other representations and agreements as may be required by the Company. On or before the date specified for completion of the purchase of shares pursuant to the Option, the Optionee must pay the Company the full purchase price of such shares (together with any applicable tax withholding) in cash. No shares shall be issued until full payment for the shares (and any applicable tax withholding) has been made.

2.2 No shares shall be issued pursuant to the exercise of the Option, unless such issuance and exercise complies with all applicable laws. Assuming such compliance, for income tax purposes the shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such shares.

3. Nontransferability of Option. The Option may not be assigned or transferred by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. The Option may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4. Changes in Capital Structure.

4.1 Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable. Adjustments shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share and shall neither (i) make the ratio, immediately after the event, of the Option price per share to the fair market value per share more favorable to the Optionee than that ratio immediately before the event nor (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the Option is exercisable and the Option price of such shares more favorable to the Optionee than that aggregate spread immediately before the event. The Board shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board. Any such adjustments made by the Board shall be conclusive.

4.2 Mergers, Reorganizations, Etc. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

4.2-1 The Option shall remain in effect in accordance with its terms.

4.2-2 The Option shall be converted into an option to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted option shall be determined by the Board, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Conversions shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share and shall neither (i) make the ratio, immediately after the event, of the Option price per share to the fair market value per share more favorable to the Optionee than that ratio immediately before the event nor (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the Option is exercisable and the Option price of such shares more favorable to the Optionee than that aggregate spread immediately before the event. Unless otherwise determined by the Board, the converted option shall be exercisable only to the extent that the exercisability requirements relating to the Option have been satisfied.

4.2-3 The Board shall provide a 30-day period prior to the consummation of the Transaction during which the Option may be exercised to the extent then exercisable, and, upon the expiration of such 30-day period, the Option shall immediately terminate to the extent not exercised. The Board may, in its sole discretion, accelerate the exercisability of the Option so that it is exercisable in full during such 30-day period.

4.3 Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 4.2-3.

5. Additional Conditions to Issuance of Shares of Common Stock. The Company will not be required to issue any certificate or certificates for shares of Common Stock hereunder prior to fulfillment of all the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Board will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise as the Board may establish from time to time for reasons of administrative convenience.

6. No Right to Employment or Service. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be employed or to continue in the employment of or service to the Company; (ii) interfere in any way with the right of the Company to terminate the Optionee’s employment or service with the Company at any time for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits, or (iii) confer upon the Optionee any right to continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company. Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing employment or service with the Company at the will of the Company (and not through the act of being hired, being granted an option or purchasing shares hereunder).

7. Withholding. Notwithstanding any contrary provision of this Agreement, no certificate representing shares of Common Stock shall be issued to the Optionee hereunder, unless and until satisfactory arrangements (as determined by the Company) shall have been made by the Optionee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such shares. The Optionee agrees to make appropriate arrangements with the Company for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver shares if such withholding amounts are not delivered at the time of exercise.

8. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

9. Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mails by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

10. Rights as a Stockholder. Neither Optionee nor any person claiming under or through Optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any shares deliverable hereunder unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Optionee. After such issuance, recordation and delivery, Optionee shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such shares.

11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Oregon.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Board Authority. The Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon Optionee, the Company and all other interested persons. The Board shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

17. Amendment, Suspension or Termination of the Plan. Optionee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.